UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2024

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departing Director

On October 1, 2024, Adam Draizin notified TILT Holdings Inc. (the “Company”) of his resignation as a director of the Company effective on the same date, October 1, 2024. Mr. Draizin was a member of the Audit Committee and the Nominating and Corporate Governance Committee at the time of her resignation. Mr. Draizin’s decision to resign as a director was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of New Director

On October 2, 2024, the Board of Directors (“Board”) of the Company appointed Marshall Horowitz to the Board to fill the vacancy created by the resignation of Mr. Draizin, effective on the same date.  Mr. Horowitz previously served as General Counsel of the Company. There are no transactions between Mr. Horowitz and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Horowitz will participate in the Company’s compensation program for independent directors which was approved by the Board on September 29, 2024 and is described below.

Independent Director Compensation

Cash Compensation

On September 29, 2024, the Board approved an annual cash retainer of $70,000 for all independent directors of the Company.  The Board further approved the following cash compensation for the directors: (i) chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee shall receive additional annual retainers of $20,000, $10,000, and $10,000, respectively and (ii) members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall receive additional annual retainers of $10,000, $7,500, and $7,500, respectively. Directors are also reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board, and meetings of the shareholders.

Equity Compensation

On June 9, 2023, the Board approved the following incentive compensation for all independent directors:  an award of $115,000 in the form of non-qualified stock options issued under the Company’s 2018 Amended and Restated Stock and Incentive Plan, the number of options of which shall be equal to $115,000 divided by the Black-Scholes valuation of the options with an exercise price of $0.03.  The number of non-qualified stock options granted to each independent director on September 29, 2024 was 6969,697 with the following vesting schedule: 1,742,424 options on September 30, 2024, 1,742,424 options on December 31, 2024, 1,742,424 options on March 31, 2025 and the remaining 1,742,425 options on the business day immediately preceding the date of the Company’s 2025 annual general meeting of shareholders.

Item 8.01 Other Events

On October 3, 2024, TILT issued a press release announcing the resignation of Mr. Draizin as a director and the appointment of Mr. Horowitz as a director. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 3, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: October 3, 2024	By:	/s/ Tim Conder
	Name:	Tim Conder
	Its:	Chief Executive Officer